                                                                EXHIBIT 10.27




                         DEARBORN ATRIUM OFFICE CENTER

                                     LEASE

       This Lease is made between the Landlord and Tenant hereinafter identified in Sections 1(b) and 1 (c) hereof, respectively, and constitutes a Lease between the parties of the "DEMISED PREMISES" in the "BUILDING," as defined in Sections 2.2 and 2.1 hereof, respectively, on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

                                  WITNESSETH:

     1 .      Basic Lease Provisions.

     The following are certain basic lease provisions, which are part of, and in certain instances referred to in subsequent provisions of, this Lease:

     (a)      Date of this Lease November 18, 1996

     (b) Landlord: DEARBORN ATRIUM ASSOCIATES LIMITED PARTNERSHIP, a Michigan limited partnership

     (c)      Tenant NATIONAL TECH TEAM, INC., a Delaware corporation

     (d)      Demised Premises: Suites 100, 145, 160, 185, 195, 200 and 295,
              comprising 54,859 square feet of floor area, including a 9% common area factor, all located in a building at 835 Mason, Dearborn, Michigan

                 SUITE NO.                USEABLE SQ.  FT.          LEASABLE SQ. FT. (9% FACTOR)
                 ---------                ----------------          ---------------------------
                 Suite 100                          5,985                             6,524
                 Suite 145                          2,490                             2,714
                 Suite 185                            740                               807
                 Suite 195                          2,525                             2,752
                 Suite 295                          6,473                             7,056
                                                   ------                            ------
                 Subtotal                          18,213                            19,853
                                                   ======                            ======
                 Suite 160                          4,424                             4,822
                 Suite 200                         27,692                            30,184
                                                   ------                            ------
                 Subtotal (160 & 200)              32,116                            35,006
                                                   ======                            ======
                 TOTALS                            50,329                            54,859
                                                   ======                            ======


              At present, Tenant occupies all but Suites 160 and 200 in the
              Building (the currently occupied space being referred     to in
              this Lease as the "EXISTING SPACE"), under several Leases dated variously August 17, 1988 (Suite 100), May 5, 1993 (Suite 145), October 1 0, 1992 (Suite 185), August 31, 1992 (Suite 195) and September 8, 1993 (Suite 295) (together the "OLD LEASES") which Old Leases shall be superseded in their entirety with respect to the existing Space effective on and from and after the Commencement Date (and shall continue pursuant to its terms until the Commencement Date). Tenant also occupies certain space in a separate building located at 22000 Garrison Road, Dearborn, Michigan (the "SEPARATE SPACE"), under a lease with another landlord (the "SALISBURY BUILDING LEASE"), which will by its own terms expire on March 31, 1997, and under which Tenant shall continue to be entitled to possession through that date (regardless of whether or not it has vacated that space and moved to the Demised Premises). The Basic Rental hereafter provided in
              Section 5.1 hereof has been adjusted by providing for a deduction from that Basic Rent all rent and additional rent which Tenant is required to pay under the Salisbury Building Lease for the Separate Space between the Commencement Date and March 31, 1996.

     (e)      Anticipated Commencement Date January 1, 1997

     (f) Expiration Date: March 31, 2006 (the period between the Commencement Date and the Expiration Date being the "TERM" of this Lease)

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     (g)     Basic Rental: $16.00 per square foot ($877,744.00/Lease Year;
             $73,145.33/month), plus all utilities (except for the months of January-March, 1997, as provided in Section 5.1 hereof)

     (h) Base Expenses: 1997 Base Year (i.e., expenses incurred during or accrued with respect to calendar year 1997 - being the first "LEASE YEAR")

     (i) Base Taxes: 1997 Base year (i.e., Taxes incurred or assessed for or with respect to the first Lease Year)

     (j)     Tenant's Share: 54,859/118,298 = 46.37%

     (k)     Tenant's Use: General office and classrooms

     (l)     Deposit: None

     (m)     Tenant's Address for Notices:    National Tech Team, Inc.
                                              835 Mason, Suite 200
                                              Dearborn, Michigan 48124

     (n)     Landlord's Address for Notices:  Dearborn Atrium Associates Limited
                                              Partnership
                                              250 Martin Street, Suite 100
                                              Birmingham, Michigan 48009

     (o)     Guarantor: None

     (p)     Guarantor's Address for Notices: N/A

     2.      Building and Demised Premises.

     2.1. Landlord is the owner of certain land and improvements, more particularly described on Exhibit A hereto, at 835 Mason Street, Dearborn, Michigan, upon which Landlord has constructed a building (hereinafter referred to as the "BUILDING"), consisting of three stories and 118,298 sq. feet of interior floor area, together with certain interior and exterior common and public areas and facilities, as well as exterior on-grade parking areas (hereinafter referred to as the "COMMON AREAS") as may be designated by Landlord for use by tenants of the Building, and their employees, guests, customer's or prospective customers, agents and invitees. The Building, parking deck and parking areas (hereinafter referred to as the "PARKING AREAS") and all Common Areas and appurtenance are hereinafter collectively referred to as the Development. Except as specifically provided in Section 42 hereof, this Lease does not grant Tenant any rights to utilize the Interior Parking Areas.

     2.2. Subject to the terms, covenants, agreements and conditions herein set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (herein referred to as the "DEMISED PREMISES') designated in Section 1(d) hereof, as shown on the floor plan(s) attached hereto as Exhibits B-1 and B-2, together with the nonexclusive right to use the Common Areas and the Parking Areas, including 93 parking spaces reserved for Tenant's use within the Parking Areas (as provided in Paragraph 42, below).

     2.3. Landlord reserves (a) the right from time to time to make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building, and to erect, maintain, and use pipes, ducts and conduits in and through the Demised Premises, all as Landlord may reasonably deem necessary or desirable; and (b) the right to eliminate, substitute and/or rearrange the Common Areas (which may theretofore have been so designated) as Landlord deems appropriate in its discretion. Tenant's nonexclusive right to utilize the Common Areas shall be in common with Landlord, other tenants and occupants of the Building and others to whom Landlord grants such rights from time to time.

     2.4.    [INTENTIONALLY OMITTED]

     3.      Term.

     3.1. The Term shall commence on that date (hereinafter referred to as the "COMMENCEMENT DATE") being the later to occur of the "ANTICIPATED COMMENCEMENT Date" set forth in Section 1(e) hereof

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and the date Landlord has substantially completed the improvements to be constructed or installed by Landlord pursuant to the provisions of Exhibit C hereto as provided in Section 4 hereof and, unless sooner terminated as hereinafter provided, shall end on the "EXPIRATION DATE" set forth in Section 1
(f) hereof: provided, however, that if Tenant, with Landlord's prior written approval, shall take occupancy of the Demised Premises for any purpose whatsoever prior to the Commencement Date, as defined above, the Commencement Date shall be deemed to have occurred on the earlier date Tenant takes such occupancy.

     3.2. If Landlord, for any reason whatsoever, cannot deliver possession of the Demised Premises to Tenant on the Anticipated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, except as otherwise provided in this Lease, and the Expiration Date shall not be affected. Tenant may continue to occupy the Existing Space at the current rental rate applicable under the Existing Leases until the Commencement Date, even if later than March 31, 1996. Notwithstanding the foregoing, if possession of the Demised Premises has not been delivered to Tenant within six (6) months following the Anticipated Commencement Date, either Landlord or Tenant, at its option at any time within thirty (30) days thereafter, but prior to the delivery of possession, may terminate this Lease by and upon written notice to the other, and Landlord and Tenant shall thereupon be released from all obligations under this Lease.

     4.      Completion of Improvements.

     Except as provided in Section 3.2 hereof, prior to the Anticipated Commencement Date, Landlord shall complete the floor(s) on which the Demised Premises are located and shall construct or install in the Demised Premises the improvements to be constructed or installed by Landlord pursuant to the provisions of Exhibit C hereto, provided that Landlord shall not be required to incur overtime costs and expenses in performing such construction and/or installation. Landlord shall construct all improvements included on the attached Exhibit C, at Landlord's sole cost and expense, subject to the following:

     4.1. Landlord shall provide for renovation of suites 100, 145, 185, 195 and 295 (i.e., painting and similar cosmetic work) as reasonably directed by Tenant, up to a maximum cost allowance of $2.00/sq. ft. (19,853 sq. ft. x $2.00/sq. ft. = $39,706 renovation allowance), and additional renovation services beyond that amount only to the extent paid for by Tenant under arrangements satisfactory to Landlord in the exercise of its reasonably judgment.

     4.2. Landlord shall construct within Suites 160 and 200 those improvements provided on the attached Exhibit C, up to a maximum cost allowance of up to $15.00/square foot (35,006 sq. ft. x $15.00/sq. ft. = $525,090 maximum improvement allowance), and additional construction beyond that amount only to the extent paid for by Tenant under arrangements satisfactory to Landlord.

Tenant shall construct or install in the Demised Premises all improvements and work required and not to be performed by Landlord pursuant to Exhibit C hereto, all as more particularly set forth on Exhibit C hereto. The Demised Premises shall be deemed completed and possession delivered to Tenant when Landlord has substantially completed its improvements subject only to the completion of details of construction, decorations and mechanical adjustments which do not materially interfere with Tenant's use of the Demised Premises, and a temporary or final certificate of occupancy has issued with respect to the Demised Premises permitting Tenant to take occupancy thereof, and Tenant shall accept the same upon notice from Landlord that such improvements have been so completed and Tenant shall commence Tenant's work upon, and not before, the receipt of such notice. If any dispute shall arise as to whether Landlord has completed its improvements, a certificate furnished by Landlord's architect certifying the date of such completion shall be conclusive and binding of that fact and date upon Landlord and Tenant. Within thirty (30) days after Tenant occupies the Demised Premises, Tenant shall compile a punch list of Landlord's work which Tenant considers yet to be fully and/or properly performed and/or completed by Landlord. Failure to present such a list shall be conclusively deemed to constitute Tenant's acceptance of all such work (and Tenant shall provide Landlord with a written acknowledgment of that acceptance thereafter upon Landlord's request). Landlord shall complete and/or correct those items on the punchlist which are within its responsibility and obligation under Exhibit C within sixty (60) days after receiving that punch list. If not so completed by Landlord, Tenant may separately provide for their completion and shall, upon presentation to Landlord of reasonable evidence of the reasonable and necessary direct cost and expense thereof, be entitled to reimbursement therefor from Landlord. If not so reimbursed within 15 days thereafter, Tenant may deduct the amount thereof from the next sums coming due under this Lease with respect to Basic Rental. Landlord shall advise Tenant of the anticipated date of completion at least thirty

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
(30) days prior thereto, but the failure to give such notice shall not constitute a default hereunder by Landlord. In the performance of Tenant's work, Tenant shall engage the services of such licensed contractor(s) who will work in harmony with Landlord's contractors and the contractors employed by the other tenants so that there shall be no labor disputes which would interfere with the operation, construction and completion of the Building. Upon completion of Landlord's work, or at any other time after the Commencement Date upon Landlord's request, Tenant shall provide Landlord with a written acknowledgment of the completion and its acceptance of Landlord's work, or state with specificity which elements thereof Tenant claims to be yet unperformed or improperly performed and the elements or steps necessary to complete or correct that work.

     5.      Rental.

     5.1. Except as specifically provided in this Section 5.1, Tenant shall pay to Landlord as rental for the Demised Premises the Basic Rental set forth in
Section 1 (g) hereof, which shall be payable in equal monthly installments in advance, together with the rentals provided for in Section 5.3 hereof. For that portion of each month during the Term of this Lease which falls between January 1 , 1996 and March 31, 1996, Tenant shall pay, as Basic Rent, an adjusted monthly sum equal to $73,145.33/month less all sums which Tenant shall actually to pay as rental on a current basis for those corresponding months (including all additional rental, if any) to its landlord under and with respect to the Salisbury Lease.

     5.2.    The following terms shall have the following meanings.

     (a) The term "EXPENSES" shall mean the actual cost incurred by Landlord with respect to the operation, maintenance, repair and replacement and administration of the Development, including, without limitation or duplication,
(1) the costs incurred for heating and air conditioning of common areas; mechanical ventilation; heating; cleaning (including janitorial services); rubbish removal; snow removal; general landscaping and maintenance; parking lot, parking deck (net of any rental, cost reimbursement or other compensation received by Landlord from the owner or tenants of the adjacent building located at 22000 Garrison Road - the Salisbury Building - which also uses that parking deck) and any additional parking services; window washing, elevators, escalators, porter and matron services, electric current for Common Areas; management fees; protection and security services; repairs, replacement, and maintenance; fire, extended coverage, boiler, sprinkler, apparatus, public liability and property damage insurance (including loss of rental income insurance); supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees and management staff; accounting and administrative staff; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees and staff; sales, use and other similar taxes; Landlord's Michigan Single Business Tax water rates and sewer charges; advertising, public relations and promotions; depreciation of movable equipment and personal property, which is, or should be, capitalized on the books of Landlord, and the cost of movable equipment and personal property, which need not be so capitalized, as well as the cost of maintaining all such movable equipment, and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, and (2) the cost of any capital improvements made to the Building by Landlord after the Commencement Date that are intended to reduce other Expenses, or made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time a was constructed, such cost to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of two percent (2%) in excess of the then current "prime rate" of National Bank of Detroit (as defined in Section
5.5 hereof) or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements. Expenses shall not include "Taxes," as defined in Section 5.2(d) hereof; depreciation on the Building other than depreciation on standard exterior window coverings provided by Landlord and carpeting in Common Areas and other than as set forth above; costs of services or repairs, replacements and maintenance which are paid for by proceeds of insurance, by other tenants (in a manner other than as provided in Section 5.3 hereof); or third parties; tenant improvements, real estate brokers' commissions, interest and capital items other than those referred to in clause (2) above, and those other exclusions from Expenses which are described in the attached Exhibit F.

     It is the specific intention of both Landlord and Tenant (i) that all Expenses will be determined on a basis which will not unfairly allocate Additional Expenses to either Landlord or Tenant, (ii) that Tenant shall pay as Tenant's Share its fairly allocated portion of Additional Expenses which are variable in amount based on the level of occupancy in the Building, and (ii) that Tenant's Share of Additional Expenses which do not vary based on occupancy within the Building not be greater or lesser because of different levels of Building Occupancy. The following two examples illustrate the parties' concerns in this regard:

     (A) Where Landlord's cost for cleaning and janitorial services (included in Expenses) are based on Building square footage of occupied space, Tenant's Share should reflect those costs related to its pro-rata share of Common Area cleaning and janitorial services plus its respective costs for those services rendered to its own Demised Premises. If the Building is less than 100% leased, however, simply allocating Tenant's Share of those Additional Expenses on a percentage basis will not charge to Tenant its fairly allocable share of the incremental increase, and will result in Landlord actually paying at least a portion of the increase in the cost of providing those services to Tenant. Moreover, the share allocated to Tenant in each Lease Year could in the same manner depend on the relative levels of occupancy in the Building during those Lease Years, producing different levels of allocated Expenses in different Lease Years even if the actual expenses incurred with respect to the Demised Premises stayed precisely the same.

     (B) Where Landlord incurs a truly Common Area Expense (i.e., not allocable to leasable premises within the Building), Tenants actual cost incurred as an Additional Expense should not vary based on the impact of relative levels of occupancy, rather only on the amount of general Expense itself. Therefore, if Landlord restripes only that portion of a parking lot which is in proportion to a partial occupancy level in the Building, no mechanism in the Lease should recalculate that Expense for allocation to Tenant at a higher amount premised on an assumption of full occupancy and the restriping of the entire parking lot, or for any other reason.

     Thus, In determining both Base Expenses and Expenses for the purpose of calculating Additional Expenses to be paid by Tenant under this Lease, the following shall apply: (x) if less than 100% of the Building's total leasable area (computed in the same manner as space in both the Premises and the Building has been determined under this Lease) shall have been occupied by tenants and fully used by them at any time during that Lease Year, Expenses which are dependent upon or calculated based upon occupied and/or utilized area within the Building shall be deemed to be increased to an amount equal to those Expenses which would normally be expected to be incurred if that occupancy had been 100% and all leasable space within the Building was fully utilized during that period; and (y) if Landlord does not furnish any particular work or service (the cost of which if performed by Landlord would otherwise be a proper Expense and for which Landlord's cost is incurred on the basis of the leasable area for which that work or service is rendered) to a tenant which has undertaken to perform that work or service in lieu of Landlord, Expenses shall be deemed increased by an amount equal to the Additional Expense which would reasonably have been incurred by Landlord during that period if it had at its own cost furnished that work or service to that tenant. However, where the foregoing adjustments shall specifically involve cleaning or janitorial services, or other services which are incurred on the basis of leasable area for which those services within the Building are rendered, if a tenant of the Building shall (pursuant to its lease) receive no such services, Tenants Share shall, insofar as it addresses those services, be computed by excluding from the denominator of the fraction by which Tenant's Share is computed the leasable area (including common area factor) of those premises and not imputing to the actual Expenses to be allocated any cost in addition to the actual Expense incurred.

     (b) The term "BASE EXPENSES" shall mean the amount per square foot set forth in Section 1 (h) hereof.

     (c) The term "ADDITIONAL EXPENSES" shall mean the total dollar increases, if any, over the Base Expenses paid or incurred by Landlord in the respective calendar year, provided that Tenant's Share of Additional Expenses shall not exceed in the aggregate $0.50/sq. ft./Lease Year (i.e., $27,430/Lease
Year) on a cumulative basis, commencing in 1998 (i.e., the annual cap shall be cumulated beginning in the second Lease Year through the ninth Lease Year, producing a cap of $0.50/sq. ft. during the second Lease Year and $4.00/sq. ft. in the aggregate during the ninth Lease Year).

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       (d)       The term "TAXES" shall mean the amount incurred by Landlord of all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Development, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction. Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Development, the freehold and/or leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder. Taxes shall include any expenses incurred by Landlord in determining or attempting to obtain a reduction of Taxes.

       (e) The term "BASE TAXES" shall mean the amount per square foot set forth in Section 1(i) hereof.

       (f) The term "ADDITIONAL TAXES" shall mean the total dollar increase, if any, over the Base Taxes paid or incurred by Landlord in the respective calendar year.

       (g) The term "TENANT'S SHARE" shall mean the percentage set forth in Section 1 (j) hereof. Tenant's Share has been computed on the basis of the square foot area of the Demised Premises divided by the total leasable square foot area of the Building (including the Demised Premises). In the event the square foot area of the Demised Premises or the leasable square foot area of the Building shall be determined to differ from that utilized in computing Tenant's Share, Tenant's Share shall be adjusted accordingly.

       5.3.

       (a) Commencing with the second Lease Year, on January 1, 1998, and continuing during the balance of the Term thereafter, Tenant shall pay to Landlord as Additional Rent Tenant's Share of Additional Expenses and Additional Taxes in the manner and at the times herein provided.

       (b) With respect to Additional Expenses, prior to the beginning of each calendar year commencing January 1, 1998, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord's estimate of Tenant's Share of Additional Expenses for the ensuing calendar year (prorated for any partial Lease Years), and with respect to Additional Taxes, prior to the beginning of each calendar year thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord's estimate of Tenant's Share of Additional Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given. If at any time or times (including, without limitation, upon Tenant taking occupancy of the Demised Premises) it appears to Landlord that Tenant's Share of Additional Expenses or Tenant's Share of Additional Taxes for the then current calendar year, will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

       Within ninety (90) days after the close of each calendar year, or as soon after such ninety (90) day period is practicable, Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant's Share of Additional Expenses and Additional Taxes, respectively, for such calendar year, respectively. If on the basis of either of such statements, Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess amount against the next payment(s) due from Tenant to Landlord of Additional Expenses or Additional Taxes, as the case may be. If on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within the later of (i) the date when the next regular monthly of installment of Basic Rent is due hereunder or (ii) fifteen (15) days after delivery of such statement.

     The statement prepared by Landlord and delivered to Tenant regarding Tenant's Share of Additional Expenses and Additional Taxes shall be accompanied by (i) copies of the tax bills serving as the basis of the determination of Tenant's Share of Taxes, and (ii) a breakdown of all expenses (summarized by category) for which Landlord seeks Tenant's reimbursement, together with a calculation of Tenant's Share thereof. Tenant shall have the right, at its own expense, to examine Landlord's books and records wiht respect to the foregoing (limited to those necessary to verify the Additional Expenses and the Taxes incurred), upon providing Landlord with at least 15 days prior written notice and upon payment to Landlord for the reasonable third party expenses directly incurred by Landlord in the conduct of that inspection, if any. The inspection shall be conducted at a place designated by Landlord and in a manner which does not disrupt the conduct of Landlord's business or the management of the affairs of the Development.

     (c) If this Lease shall commence on a day other than the first day of such calendar year, Tenant's share of Additional Expenses that is applicable to the year in which such commencement shall occur shall be prorated on the basis of the number of calendar days within such year as are within the Term. If this Lease shall terminate on a day other than the last day of a calendar year, Tenant's Share of Additional Taxes that is applicable to the calendar year in which such termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the Term.

     5.4. The installment of the Basic Rental provided for in Section 5.1 hereof for the first full month of the Term shall be paid by Tenant to Landlord upon commencement of the Lease Term. Basic Rental shall be paid to Landlord on or before the first day of each and every successive calendar month in advance after the first month during the Term. In the event the Commencement Date is other than the first day of a calendar month, or the Expiration Date is other than the last day of the calendar month, then the monthly rental for the first and last fractional months of the Term shall be appropriately prorated.

     5.5. Tenant shall pay as Additional Rent any money and charges required to be paid by Tenant pursuant to the terms of this Lease, whether or not the same may be designated "Additional Rent."

     5.6. Except as otherwise specifically provided to the contrary under the terms of this Lease or other written agreement between Landlord and Tenant specifically regarding this Lease, Basic Rental and Additional Rental shall be paid to Landlord without notice or demand and without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing. All amounts payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the rate equal to two percent (2%) in excess of the then current "prime rate" of National Bank of Detroit, but not in excess of the highest rate permitted by law. Such prime rate shall be the rate announced by such Bank as its "PRIME RATE"; if no such prime rate is announced, the prime rate shall be deemed to be fifteen percent (15%).

     6.       Other Taxes Payable by Tenant.

     In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included within Taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenants equipment, furniture, fixtures and other personal property located in the Demised Premises or by the cost or value of any leasehold improvements made in or to the Demised Premises by or for Tenant, other than building standard tenant improvements made by Landlord, regardless of whether title to such improvements shall be in Tenant or Landlord; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof; and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Demised Premises, excluding taxes associated with Landlord's sale or transfer of the Development or any part thereof or any interest therein. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly rental payable to Landlord under this Lease shall be revised to net to Landlord the same rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax

     7.       Use.

     7.1. The Premises shall be used only for the purposes of "TENANT'S USE" as set forth in Section 1(k) hereof, and for no other purpose or purposes whatsoever.

     7.2. Tenant shall not do or permit to be done in or about the Demised Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents, or adversely affect or interfere with any services required to be furnished by Landlord to Tenant, or to any other tenants or occupants of the Building, or with the proper and economical rendition of any such service. Tenant shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Demised Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Demised Premises or commit or suffer to be committed any waste in, on or about the Demised Premises. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Demised Premises shall cause the rate of fire or other insurance on the Building in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Building, Tenant shall pay the amount of any such increases. Tenant shall not cause or permit the use, generation, storage or disposal in or about the Demised Premises or the Building of any substances, materials or wastes subject to regulation under federal, state or local laws from time to time in effect concerning hazardous, toxic or radioactive materials, unless Tenant shall have received Landlord's prior written consent, which Landlord may withhold or at any time revoke in its sole discretion. Tenant hereby covenants to indemnify and hold Landlord, its successors and assigns, harmless from any loss, damage, claims, costs, liability or cleanup costs arising out of Tenant's use, handling, storage or disposal of any such hazardous, toxin or radioactive materials on the Demised Premises.

       8        Services.

       8.1. Landlord shall maintain the Common Areas including any lobbies, stairs, elevators, corridors and restrooms, together with the windows and exterior walls, roofs, foundations and structure itself of the Building and the mechanical, plumbing and electrical equipment servicing the Building, parking deck and parking lot, in good order and condition as reasonably determined by Landlord and the cost shall be included in Expenses, except for the repairs due to fire and other casualties (to the extent the cost of such repairs are covered by insurance proceeds) and for the repair of damages occasioned by the acts or omissions of Tenant, which Tenant shall pay to Landlord in full.

       8.2. Landlord will arrange for the furnishing of heat and electricity (including electricity for air conditioning) to the Demised Premises, and Landlord shall elect either: (i) to charge Tenant for electricity as determined by metering at the applicable secondary rates filed by Landlord with the proper regulating authorities in effect from time to time covering such services, but not more than the secondary rates which would be charged to Tenant by the public utility company; or (ii) to charge Tenant for electricity based upon engineering surveys of the Demised Premises and the use by Tenant thereof, including, at the option of Landlord, periodic spot check demand and/or consumption metering by Landlord. Such charge to Tenant for electricity shall be payable in monthly installments together with Basic Rental in the amount invoiced to Tenant. In the event that Landlord shall fail to pay to the providing utility any charges for utility services provided to the Development, and as a result thereof that utility provider shall either make a demand upon Tenant to pay the same or threaten to interrupt utility service to the Demised Premises or the Common Areas of the Development, Tenant shall (upon at least ten [101 days prior written notice to Landlord) have the right to pay, within the five day period prior to any threatened shut-off, all utility expenses which the utility provider demands in order to avoid any such shut-off (and regardless of whether or not they apply to other areas within the Development), those charges directly to the demanding utility provider, and shall have the further right to offset any such payment against the next installment(s) of Basic Rental and/or Additional Rent falling due hereunder. Engineering surveys shall be performed by independent licensed professional electrical engineering consultants selected by Landlord. From time to time during the Term, Landlord may inspect the Demised Premises in order to evaluate Tenants kilowatt hour electric consumption and demand, and if as a result of such inspection, the amount charged to Tenant shall change because of changes in demand and/or consumption, or in the cost of electricity to Landlord, Landlord shall notify Tenant and commencing with the first day of the next calendar month, Tenant shall pay such revised charge in monthly installments. Notwithstanding anything herein contained to the contrary, Landlord reserves the right to terminate the furnishing of electricity at any time upon thirty
(30) days notice to Tenant, in which event Tenant shall make application directly to the utility company servicing the Building for Tenant's separate supply of electric current, and Landlord shall permit its wires and conduits to be used for such purposes, to the extent available and capable of being used safely.

       8.3. At Tenant's cost, Landlord shall furnish the Demised Premises with (a) heat, ventilation and air conditioning to the extent required for the occupancy of the Demised Premises to standards of comfort and during such hours in each case as reasonably determined by Landlord for the building (which hours, until Landlord shall otherwise designate, shall be from 8:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 12:00 p.m. on Saturdays; in each case except holidays), or as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (b) elevator service, and (c) janitorial service only to the areas of the Demised Premises used for office purposes during the times and in the manner that services are furnished in comparable first class office buildings in the area, provided that Landlord shall not provide janitorial services to any portion of the Demised Premises used for other than office purposes such as preparing, dispensing or consumption of food or beverages or as an exhibition area or for storage, shipping room, washroom or similar purposes, or as private restrooms or a shop or for the operation of computer data processing, reproduction, duplicating or similar equipment. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved by abated by reason of: (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or, by the making of necessary repairs or improvements to the Demised Premises or to the Building, or (3) any limitation, curtailment, rationing or restriction on use of water, electricity, steam, gas or any other form of energy serving the Demised Premises or the Building by any governmental authority or any utility otherwise providing that service, or caused by circumstances or events beyond Landlord's reasonable control. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services. Notwithstanding the provisions of this
Section 8.3, Landlord shall not be required to provide ventilation and air conditioning to the Demised Premises to the extent that additional ventilation and/or air conditioning is required due to Tenant's utilization in the Demised Premises of heat generating equipment or lighting other than building standard lights which affect the temperature otherwise maintained by the air conditioning system or if the Demised Premises are occupied by a number of persons in excess of the design criteria of the air conditioning system.

       8.4. Tenant shall pay as Additional Rent the cost of providing all heating, ventilating and air conditioning, excluding all costs associated with the installation of meters for measuring the same, to the Demised Premises in excess of that required for normal office use or during hours requested by Tenant when heating, ventilating and air conditioning is not otherwise furnished by Landlord. Tenant shall notify Landlord in writing at least twenty-four (24) hours prior to the time it requires heating, ventilating and air conditioning during periods the same are not otherwise furnished by Landlord.

       9.        Alterations and Repairs.

       9.1. Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's consent. All such alterations, additions and improvements shall be performed by contractors and subject to conditions specified by Landlord. If any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Landlord for Tenant's account, Tenant shall reimburse Landlord for the cost thereof (including a reasonable charge for Landlord's overhead related thereto) as the work proceeds within fifteen (15) days after receipt of statements therefor. All such alterations, additions and improvements shall become the property of Landlord upon their installation and/or completion and shall remain on the Demised Premises upon the expiration or termination of this Lease without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove the same, in which event Tenant shall promptly restore the Demised Premises to their condition prior to the installation of such alterations, additions and improvements.

       9.2. Subject to the provisions of Section 8.1 hereof, Tenant shall keep the Demised Premises and every part thereof in good condition and repair. All repairs made by or on behalf of Tenant shall be made and performed in such manner as Landlord may designate, by contractors or mechanics approved by Landlord and in accordance with the rules relating thereto annexed to this Lease as Exhibit D and all applicable laws and regulations of governmental authorities having jurisdiction. Tenant shall, subject to the provisions of
Section 9.1 hereof, at the end of the term hereof surrender to Landlord the Demised Premises in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, and no representations respecting the condition of the Demised Premises or the Building have been made by Landlord to Tenant, except as expressly set forth herein.

         10.     Liens.

         Any mechanic's lien filed against the Demised Premises or the Building for work claimed to have been done or materials claimed to have been furnished to Tenant shall be discharged by Tenant within thirty (30) days thereafter, unless an earlier date is required under Landlord's mortgage upon the Development, in which case all such lien's shall be discharged by Tenant with ten (10) days thereafter. For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien.
Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall defend Landlord therein, by counsel satisfactory to Landlord, and pay any damages and satisfy and discharge any judgment entered therein against Landlord.

         11.      Destruction or Damage.

         11.1. In the event the Demised Premises or any portion of the Building necessary for Tenant's occupancy are damaged by fire, earthquake, act of God, the elements or other casualty in each case insured against by Landlord's fire and extended coverage insurance policy covering the Building and, if Landlord's reasonable estimate of the cost of making such repairs does not exceed the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord shall forthwith repair the same if such repairs can, in Landlord's opinion, be completed within ninety (90) days after commencement of such repairs. This Lease shall remain in full force and effect except that an abatement of Basic Rental shall be allowed Tenant for such part of the Demised Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable to the extent Landlord is reimbursed therefor by loss of rental income or other insurance. If such repairs cannot, in Landlord's opinion, be made within ninety (90) days, or if such damage or destruction is not insured against by Landlord's fire and extended coverage insurance policy covering the Building or if Landlord's reasonable estimate of the cost of making such repairs exceeds the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord may elect, upon notice to Tenant within thirty (30) days after the date of such fire or other casualty, to repair or restore such damage, in which event this Lease shall continue in full force and effect, but the Basic Rental shall be partially abated as provided in this Section 11. 1. If Landlord elects not to make such repairs, this Lease shall terminate as of the date of such election by Landlord, or if Landlord shall fail to notify Tenant of Landlord's election, this Lease shall terminate thirty (30) days after the date of such fire or other casualty.

         If Landlord shall diligently prosecute the adjustment of any insured loss and proceed to restore the Building with reasonable dispatch, but the required repairs are not completed (to the extent necessary to permit Tenant to reoccupy the Demised Premises) within ninety (90) days after the occurrence of the casualty, other than by reason of causes beyond Landlord's reasonable control (e.g., strikes, lockouts, material shortages, weather delays and other further acts of God) which do not extend for in excess of an additional thirty
(30) days, Tenant may elect, upon thirty (30) days notice to Landlord and its Mortgagee (of which Tenant shall have written notice prior thereto) to terminate as of the date of that election.

         11.2. A total destruction of the Building shall automatically terminate this Lease.


         11.3. If the Demised Premises are to be repaired under this Article 11 , Landlord shall repair at its cost any injury or damage to the Building itself and building standard tenant improvements in the Demised Premises to be constructed or installed by Landlord as set forth in Exhibit C. Tenant shall perform and pay the cost of repairing any other improvement in the Demised Premises and shall be responsible for carrying such casualty insurance as it deems appropriate with respect to such other tenant improvements.

          12.      Subrogation.

       Landlord and Tenant shall each obtain from their respective insurers under all policies of fire insurance maintained by either of them at any time during the Term insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver and, so long as such waiver is outstanding, each party waives, to the extent of the proceeds received under such policy, any right of recovery against the other party for any loss covered by the policy containing such waiver; provided, however, that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant, in each instance, may revoke said waiver of subrogation effective thirty (30) days from the date of such notice, unless within such thirty (30) day period, the other is able to secure and furnish (without additional expense) equivalent insurance with such waivers with other companies satisfactory to the other party.

       13.    Eminent Domain.

       If all or any part of the Demised Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Demised Premises which does not result in a termination of this Lease, the rental thereafter to be paid shall be reduced on a per square foot basis.

       14.    Landlord's Insurance.

       Landlord shall, during the Term, provide and keep in force or cause to be provided or kept in force:

       (a) Comprehensive general liability insurance with respect to Landlord's operation of the Development for bodily injury or death and damage to property of others (with a minimum coverage of $2,000,000 per occurrence/general aggregate, together with a minimum of $5,000,000 aggregate umbrella coverage, the latter of which may apply to other properties among Landlord's affiliates);

       (b) Fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) in respect of the Building, excluding Tenants trade fixtures, equipment and personal property;

       (c)     Loss of rental income insurance;

together with such other insurance as Landlord, in its sole discretion, elects to obtain. Insurance effected by Landlord shall be in amounts which Landlord shall from time to time determine reasonable and sufficient (an in any event in amounts which shall preclude the reduction of coverage for any insured casualty by the operation s of co-insurance provisions), shall be subject to such deductibles and exclusions which Landlord may deem reasonable and shall otherwise be on such terms and conditions as Landlord shall from time to time determine reasonable and sufficient. Tenant acknowledges that Landlord's loss of rental income insurance may provide that (i) payments thereunder by the insurer will be limited to a period of one year following the date of any destruction and damage, and (ii) no insurance proceeds will be payable thereunder in the case of destruction or damage caused by any occurrence other than fire and other risks included in the standard extended coverage endorsement perils of a fire insurance policy.

       15.       Indemnification and Tenant's Insurance.

       15.1. Tenant hereby waives all claims against Landlord for damage to any property or injury or death of any person in, upon or about the Demised Premises arising at any time and from any cause whatsoever, and Tenant shall hold Landlord harmless from any damage to any property or injury to or death of any person arising from the use of the Demised Premises by Tenant, its employees or invitees, with the exception of claims (i) caused by the intentional action or gross negligence of Landlord, or (ii) directly caused by faulty construction of the Building (other than by Tenant or at its direction), subject nevertheless to the provisions of this Lease regarding waiver of subrogation. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand as to be made or may be made. The provisions of this Section 15.1 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

       15.2. Tenant shall procure and keep in effect comprehensive general liability insurance, including contractual liability, with minimum limits of liability of One Million Dollars ($1,000,000) per occurrence for bodily injury or death, and Two Hundred Fifty Thousand Dollars ($250,000) per occurrence for property damage. From time to time, Tenant shall increase the limits of such policies to such higher limits as Landlord shall reasonably require. Such insurance shall name Landlord and its mortgagee(s) as additional named insureds, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days notice from the insurer prior to any cancellation or change of coverage.

       15.3. Tenant shall procure and keep in effect fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) for the full replacement cost of Tenant's trade fixtures, equipment, personal property and leasehold improvements.

       15.4. Tenant shall deliver policies of the insurance required pursuant to Sections 15.2 and 15.3 hereof or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the Expiration Dates of expiring policies.

       16.      Compliance with Legal Requirements.

       Tenant shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any occupancy certificate or directive issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Demised Premises and of which Tenant shall have been given actual notice by Landlord, insofar as any thereof relate to or affect the condition, use or occupancy of the Demised Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant's act.

       17.      Assignment and Subletting.

       17.1. Except as expressly permitted pursuant to this Article 17, Tenant shall not, without the prior written consent of Landlord, assign, encumber or hypothecate this Lease or any interest herein or sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord. Sales aggregating fifty percent (50%) or more of the capital or voting stock of Tenant (if Tenant is a nonpublic corporation) or transfers aggregating fifty percent (50%) or more of Tenant's partnership interest (if Tenant is a partnership) shall be deemed to be an assignment of this Lease.

       17.2. PERMITTED TRANSFERS. Landlord shall not unreasonably withhold its consent to any request by Tenant to assign this Lease or sublet any portion or all thereof, provide there shall be compliance with each of the following conditions

        (a)   Tenant shall not be in material default under this Lease
              (i.e., beyond any notice and cure periods provided herein), and no condition shall exist that (with the giving of notice, the passage of time, or both) would constitute such a material Default.

        (b) The assignee or sublessee (the "SUCCESSOR TENANT") must be a reputable person, and shall, in Landlord's reasonable judgment, have sufficient assets and working capital with which to operate its business upon the Demised Premises in accordance with the terms and provisions of this Lease. Tenant shall provide Landlord with all information reasonably requested by Landlord concerning the proposed Successor Tenant and its proposed.use of the Demised Premises.

        (c) The business or other activity to be conducted from the Demised Premises by the Successor Tenant must be consistent with the uses within the Development and not conflict with any other business or activity conducted by any other tenant within the Development.

        (d) In the event Tenant shall so sublet all or any portion of the Demised Premises, or assign this Lease, all of the sums or other economic consideration received by Tenant as a result of such subletting or assignment whether denominated rentals or otherwise, under the sublease or assignment, which exceed in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Demised Premises subject to such sublease) shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing any other obligation of Tenant hereunder.

        (e) Tenant shall acknowledge in a separate writing reasonably acceptable to Landlord in form and substance that no such Transfer shall relieve Tenant from liability for payment of rent or other sums herein provided or for the obligation to keep and be bound by the terms, conditions and covenants of this Lease, notwithstanding the fact that this Lease may be amended by agreement between such assignee or subtenant and Landlord (provided that Tenant shall not be liable for any greater sum or performance than would accrue or arise under the terms of this Lease prior to any such amendment).

        (f) Tenant shall unconditionally release Landlord from all actual or potential claims and Liabilities under or pursuant to the Lease arising by reason of Landlord's default prior to the date of the proposed Transfer, of which Tenant shall have any knowledge as of that date, unless Tenant shall have served upon Landlord a default notice in connection with which the claims specifically set forth therein have not then been resolved.

        (g) Any Successor Tenant which shall be an assignee shall agree in a writing, reasonably acceptable to Landlord in both form and substance, to assume all of Tenant's obligations of payment and performance under and pursuant to this Lease.

        (h) An assignment for the benefit of creditors or by operation of law shall not be effective to transfer any rights to assignee without the written consent of the Landlord first having been obtained.

Tenant shall furnish Landlord with an executed counterpart of the agreement under which any such permitted Transfer has been agreed to (which may be redacted for confidential provisions, including the consideration to be paid, unless the transaction as limited to the sale and/or assignment of the business operations and/or assets upon the Demised Premises). Upon request by Tenant, and if Landlord has so consented, Landlord shall give written consent to a qualifying assignment acknowledging that it has no legal objection thereto and that to Landlord's knowledge that Transfer conforms to the provisions and requirements of this Lease. Prior to delivery of Landlord's consent, Tenant shall deliver to Landlord (i) an executed counterpart of the assignment conforming to the requirements of this Section, and providing for the assumption by the Successor Tenant or other assignee of the Tenant's obligations of payment and performance from and after the effective date of the Assignment, and (ii) if a sublease is involved, an executed counterpart of the sublease, which shall not extend beyond the Term of this Lease and shall contain an agreement by the subtenant to be bound to the provisions of this Lease with respect to assignments thereunder.

         17.3. Notwithstanding the provisions of Section 17.1, but subject to compliance with the requirements of Section 17.2 (with the exception of those requirements in the first sentence of subsection 17.2[b], Tenant may assign this Lease or sublet the Demised Premises or any portion thereof, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Demised Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease.

         17.4. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord or any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

        17.5. In the event Tenant shall assign this Lease or sublet the Demised Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees and processing fees incurred in connection therewith.

       17.6. In the event of a proceeding involving Tenant under the Federal Bankruptcy Code, 11 U.S.C. 101 et seq., if this Lease is assumed by Tenants trustee in bankruptcy (after he has cured all existing defaults, compensated Landlord for any loss resulting therefrom and provided adequate assurance of future performance), then this Lease may not be assigned by the trustee to a third party, unless such party (i) executes and delivers to Landlord an agreement in recordable form whereby such party assumes and agrees with Landlord to discharge all obligations of Tenant under this Lease, including, without limitation, the provisions relating to the permitted use of the Demised Premises and the manner of operation thereof, and (ii) has a tangible net worth at least equal to twice the annual Basic Rental payable during the ensuing 12 months, an operating experience over an uninterrupted period of at least the previous five years without material default under any premises lease and free of any bankruptcy or similar debtor relief proceedings having been filed by or against it, and a credit history (as reflected in customary credit reports, litigation and lien searches) which is satisfactory to Landlord in the exercise of its reasonable judgment taking into consideration the materiality of the Lease revenue upon the financial well being of the Development.

       18.      Rules.

       Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit D and, after notice thereof, all reasonable modifications thereof and additions thereto from time- to time promulgated in writing by Landlord. No such modifications or additions shall unreasonably interfere with or materially and adversely affect any of Tenant's rights under this Lease, materially and adversely increase Tenant's obligations of performance as required under the terms of the Lease and the rules and regulations in effect as of the Commencement Date or increase Tenant's Rental obligations hereunder. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of such rules and regulations.

       19. Entry by Landlord.

       19.1. Landlord and its designees may enter the Demised Premises at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply janitor service and any other services to be provided by Landlord to Tenant hereunder, (e) post notices of nonresponsibility, and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible. Where circumstances reasonably permit prior notice to be given of any such entry by Landlord, Landlord shall give such notice as shall be reasonable under the circumstances, but shall not be liable or responsible to Tenant for the result of any such entry which is delayed or obstructed by Tenant. In so entering upon the Demised Premises, Landlord shall take reasonable steps under the circumstances to not unreasonably disrupt or interfere with Tenant's occupancy and quiet enjoyment of the Demised Premises. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Demised Premises or any other loss occasioned by such entry, other than (i) caused by Landlord's gross negligence or (ii) for the costs of repairing or restoring the Demised Premises as a direct result of actual damage to the Demised Premises, beyond reasonable wear and tear, caused by Landlord's entry and which Landlord does not repair or restore within a reasonable time thereafter.

       19.2. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Demised Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the

Demised Premises or an eviction, actual or constructive, of Tenant from the Demised Premises, or any portion thereof.

       20.      Events of Default.

       20.1. The occurrence of any one or more of the following events (hereinafter referred to as "EVENTS OF DEFAULT") shall constitute a breach of this Lease by Tenant: (a) if Tenant shall fail to pay the Basic Rental and regularly scheduled monthly installments of Additional Rental when and as the same become due and payable after expiration of the Rent Grace and Notice Period (defined below); or (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days (after notice from Landlord, where any such payment is due Landlord, as opposed to a third party); or (c) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations referred to in Article 18 hereof to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after notice thereof from Landlord, and Tenant shall not within such thirty (30) day period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any proceeding seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (e) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent of acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days.

       20.2. If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant's part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease (as defined below). Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months rent, including all other charges payable by Tenant hereunder, such as the amounts payable pursuant to Article 5 hereof, and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Demised Premises will not be detrimental to the other tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

       20.3. For the purpose of this the forgoing Section 20.1, the "RENT GRACE AND NOTICE PERIOD" shall be as provided in this Section 20.3. Monthly installments of Basic Rental and regularly scheduled monthly installments of Additional Rental (i.e., those regular payments of Additional Rental due under this Lease with the payment of Basic Rental and of which Tenant has been given prior notice as to amount, as required under this Lease) are each due and payable on the first day of each month during the Term, but shall not be deemed late until the fourth day of each month. An Event of Default shall not arise with respect to either payment obligation unless the failure to pay those sums shall continue for more than ten (10) days after notice to Tenant from Landlord, as provided under this Lease. However, in the event that any such payment is made after the foregoing four day grace period, Tenant shall be liable and shall reimburse Landlord for any lawful penalty or default interest (i.e., the interest assessed over the non-default rate) properly assessed against Landlord under and pursuant to the terms of Landlord's then existing first mortgage upon the Development by reason of the failure to make that month's corresponding regularly scheduled payment of principal, interest and tax and insurance escrows required thereunder. In order to be entitled to this payment/reimbursement from Tenant, Landlord shall be required to establish that it had sufficient additional funds on deposit with which to make the balance of that required monthly payment on a timely basis if Tenant's payments had been received as required under this Lease.

         The foregoing provision has been agreed to (i) in light of Tenant's request for a grace period and notice and cure rights with respect to the affected payments and (ii) in light of the significance to Landlord of Tenant's relative occupancy of the Building and the resulting importance of Tenant's timely payments in order to permit Landlord to make correspondingly timely payments on its first mortgage indebtedness. Landlord represents and warrants to Tenant that Landlord's current first Mortgage Note requires the payment of scheduled monthly installments on the first day of each month, imposes a 5% late payment penalty upon any such late installment not paid by the 1Oth day of any month, and in like fashion increases the applicable interest rate by adding an aggregate 5% per annum thereto as the Default Rate, which is applicable to debt at the Lender's option once a regular installment remains unpaid for more than 10 days. Upon any refinancing of first mortgage indebtedness hereunder, Landlord shall give Tenant notice of any change in the provisions for payments thereunder, including applicable late payment charges and default interest rate. Tenant shall not have any liability under this Section 20.3 for any such charges which are assessed, or which accrue for any period of time, prior to the fifth day of any month.

         21.     Remedies,.

         If any of the Events of Default shall occur, then Landlord shall have the following remedies:

         (a) Landlord at any time after the Event of Default, at Landlord's option, may give to Tenant ten (10) days notice of termination of this Lease, and in the event such notice is given, this Lease shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such ten (10) days, but Tenant shall remain liable for damages as provided in
Article 22 hereof.

         (b) Either with or without terminating this Lease, Landlord may immediately or at any time after the Event of Default or after the date upon which this Lease shall expire, reenter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and remove any and all of Tenant's property and effects from the Demised Premises.

         (c) Either with or without terminating this Lease, Landlord may relet the whole or any part of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole but reasonable discretion, may determine. In the event of any such reletting, Landlord shall not be liable for the failure to collect any rental due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; and Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole but reasonable discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting such liability.

         (d) Landlord shall have the right to recover the rental and all other amounts payable by Tenant hereunder as they become due (unless and until Landlord has terminated this Lease) and all other damages incurred by Landlord as a result of an Event of Default.

         (e) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.

         22.     Termination upon Default.

         Upon termination of this Lease by Landlord pursuant to Article 21 hereof, Landlord shall be entitled to recover from Tenant the aggregate of: (a) the worth at the time of award of the unpaid rental which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the then reasonable rental value of the Demised Premises during such period; (c) the worth at the time of the award of the amount by which the unpaid rental for the balance of the term of this Lease after the time of award exceeds the reasonable rental value of the Demised Premises for such period; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "WORTH AT THE TIME OF AWARD" of the amounts referred to in clauses (a) and (b) above is computed from the date such rent was due or would have been due, as the case may be, by allowing interest at the rate of one percent (1%) in excess of the prime rate of National Bank of Detroit or, if a higher rate is legally permissible, at the highest rate legally permitted. The "wORTH AT THE TIME OF AWARD" of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Chicago at the time of award, plus one percent (1%).

         23.     Landlord's Right to Cure Defaults.

         All covenants, terms and conditions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental. If Tenant shall fail to pay any sum of money, other than Basic Rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Rent hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment thereof by Tenant as in the case of default by Tenant in the payment of Basic Rental.

         24.     Attorneys' Fees.

         If either party to this Lease uses the services of an attorney in connection with (i) any breach or default in the performance of any of the provisions of this Lease, in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, or (ii) any action brought by either party against the other, or (iii) any action brought against Tenant or Landlord in which the other is made a party, the non-prevailing party shall reimburse the other upon demand for any and ail reasonable attorneys' fees and expenses so incurred by Landlord.

         25.     Subordination.

         25.1. This Lease is and shall be subject and subordinate, at all times, to the following:

                 (a) The lien of any mortgage or mortgages which may now or hereafter affect the Building, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such mortgages, provided that such lien by its terms, or by separate agreement with Tenant, provides that this Lease shall not terminate as a result of the foreclosure of such lien, and that Tenant's rights under this Lease shall continue in full force and effect and its possession be undisturbed, except in accordance with the provisions of this Lease. Tenant agrees that it will, upon request of the lienholder, be a party to such an agreement, and will agree that if that lienholder succeeds to the interest of Landlord, Tenant will recognize that lienholder (or its successor-in-interest) as its Landlord under the terms of this Lease. Tenant shall execute and deliver upon Landlord's demand those instruments which comply with the foregoing provisions.

                 (b) Any ground or underlying lease which may now or hereafter affect the Building, including all amendments, renewals, modifications, consolidation, replacements and extensions thereof.

Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages or the lessor under the aforesaid ground or underlying lease, this Lease may be made prior and superior to such mortgage or mortgages and/or such ground or underlying lease.

         25.2. At the request of Landlord, Tenant shall promptly execute and deliver such further instruments as may be reasonably required to implement the provisions of this Article 25.

         25.3. This Lease has been executed by Landlord and Tenant with the following understandings: (i) the effectiveness of this Lease is specifically subject to the written approval of Landlord's first mortgagee within ten (10) days after the execution of this Lease (the "MORTGAGE APPROVAL PERIOD"); (ii) his Lease shall not be enforceable by or against either Landlord or Tenant unless and until this Lease is approved in its current form by Landlord's first mortgagee within the Mortgage Approval Period, unless that Period is extended by written agreement between Landlord and Tenant; (iii) Landlord's interest hereunder may, at the option of that mortgagee, be assigned to that mortgagee as collateral security on a separate form to be provided by and acceptable to that mortgagee; and (iv) Tenant may be required by that Mortgagee to execute and deliver to that mortgagee a separate Attornment Agreement provided by and acceptable to that mortgagee. If that Attornment Agreement is inconsistent with the terms, provisions and requirements of this Lease, Tenant shall have the right and option of terminating this Lease upon written notice to Landlord within thirty (30) days after receipt of the requested form. In addition, the parties hereto hereby incorporate herein and agree to the provisions of Exhibit G attached hereto, which are specific provisions required by the terms of Landlord's first mortgage.

         25.4.   [Intentionally Omitted]

         25.5. If a mortgagee or any other person acquires title to the Demised Premises pursuant to the exercise of any remedy provided for in the mortgage, Tenant covenants and agrees to attorn to mortgagee or such person as its new Landlord, and this Lease shall continue in full force and effect as a direct lease between Tenant and mortgagee or such other person upon all the terms, covenants, conditions and agreements set forth in the Lease, provided that the mortgagee has entered into a non-disturbance agreement with Tenant. However, in no event shall mortgagee or such person be (a) bound by any payment of rent or Additional Rent made by the Tenant to the Landlord for more than one
(1) month in advance; or (b) bound by any amendment or modification of the Lease adversely affecting the interest of mortgagee made without the written consent of mortgagee; or (c) liable for any act or omission of any prior Landlord (including Landlord); or (d) liable for the return of any security deposit (unless any such security deposit has actually been received by mortgagee); or (e) liable for any offsets, credits or other claims against rentals for any prior periods and/or against any other party or Landlord (including Landlord), except to the extent specifically provided for under this Lease. Tenant agrees to execute all tenant estoppel certificates and attornment agreements as mortgagee shall reasonably require, provided Tenant receives a non-disturbance agreement from mortgagee.

         26.     Merger.

         The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

         27.     Nonliability of Landlord.

         27.1. In the event the Landlord hereunder or any successor owner of the Building shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to such new owner.

         27.2. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining areas or any part of the area adjacent to or connected with the Demised Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from theft or a failure of the security systems in the Building, or for any damage or loss of property within the Demised Premises from any other cause whatsoever (except for Landlord's negligence and/or intentionally tortious actions, but only if and to the extent that any such loss or damage to Tenant or its property is not covered by Tenant's insurance and applicable insurance deductibles), and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of rental.

         27.3. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the Development and out of rents and other income from the Development, and/or insurance proceeds (net of any portion thereof to which a mortgagee of the Development shall have a superior right), receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Development, and Landlord shall not be liable for any deficiency.

         28.     Estoppel Certificate.

         At any time and from time to time upon ten (10) days prior request by Landlord, Tenant will promptly execute, acknowledge and deliver to Landlord, a certificate indicating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification),
(b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and
(d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

         29.     No Light, Air or View Easement.

         Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

         30.     Holding Over.

         If Tenant holds possession of the Demised Premises beyond the expiration of the Term, such continued possession by Tenant shall not have the effect of extending or renewing the Term for any period of time and Tenant shall be presumed to occupy the Demised Premises against the will of Landlord who shall thereupon be entitled to all remedies provided for the expulsion of Tenant, including all claims for loss and damage; provided, however, that Landlord may, at its option, give to Tenant at any time during such continued possession by Tenant written notice that Tenant may continue to occupy the Demised Premises under a tenancy from month to month and otherwise under such terms and conditions (including rental) as Landlord may specify in said written notice.

         31.     Abandonment.

         If Tenant shall abandon or surrender the Demised Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Demised Premises for a period in excess of fourteen (14) days shall be deemed to be abandoned, or, at the option of Landlord, may be removed by Landlord at Tenant's expense.

         32.     Security Deposit. [INTENTIONALLY OMITTED]

         33.     Waiver.

         33.1. No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall constitute a waiver of any subsequent breach of such covenant or condition, or justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof. No custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by the other of the terms hereof in strict accordance with said terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental.

         33.2. Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage.

         34.     Notices.

         Any notice, demand, request or consent made under this Agreement shall be in writing, addressed to the party to whom that notice is to be given, and shall be deemed to have been received by the addressee on (i) the day that notice is personally delivered to the addressee,
(ii) the 3rd day following the day that notice is deposited with the United States postal service first class certified mail, return receipt requested,
(iii) the day following the day on which that notice is delivered to a nationally recognized overnight courier delivery service, or (iv) the day upon which facsimile transmission is confirmed after transmission by telecopy to the telecopier number which the addressee shall have previously designated in writing. All such notices shall be provided as follows: to Tenant at the address set forth in Section 1 (m) hereof, or to such other place as Tenant may form time to time designate in a notice to Landlord; to Landlord at the address set forth in Section 1 (n) hereof, or to such other place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Demised Premises. Either party hereto may at any time change the address to which notices are to be directed by the giving of notice to the other party hereto in the manner set forth above.

         35.     Guaranty. [INTENTIONALLY OMITTED]

         36.     Complete Agreement.

         There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon such representations. This Lease supersedes Tenant's present Lease for Suites 100, 145, 185, 195 and 295, effective upon the Commencement Date.

         37.     Corporate Authority.

         If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a fully authorized and existing corporation, that Tenant has and is qualified to do business in Michigan, that the corporation has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation are authorized to do so.

         38.     Inability to Perform.

         If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Article 8 hereof or any other provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to terminate the Lease or, except for a delay in delivering the Demised Premises to Tenant (in which case all rent due hereunder shall be abated, and the Lease Term extended, for a period equal to that delay), any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Notwithstanding the foregoing, in the event that for reasons not caused by Tenant, essential utility services are not rendered to the Demised Premises for a period in excess of three days, and as a result thereof, the Demised Premises are as a practical matter not reasonably habitable or suitable for the conduct of Tenant's regular business operations, and Landlord shall not have made a reasonable and effective interim substitute therefor (i.e., portable heaters, generators, etc.), Rental shall abate during the continuation of that interruption thereafter until restored.

         39.     Covenant of Quiet Enjoyment.

         Upon Tenant paying the rental and other charges due hereunder and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Demised Premises during the term of this lease; subject, however, to the provisions of this Lease and to any mortgages referred to in, and in accordance with the provisions of, Article 25 hereof.

         40.     Miscellaneous.

         40.1. The words "LANDLORD" and "TENANT" as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

         40.2. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         40.3. The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, set forth in Article 17 hereof, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

         40.4. Tenant shall not without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Demised Premises. Landlord reserves the right to select the name of the Building and to make such changes of name as it deems appropriate from time to time.

         40.5. If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.

         40.6. This Lease shall be governed by and construed pursuant to the laws of the State of Michigan.

         40.7. Upon Landlord's written request, Tenant shall promptly furnish Landlord, from time to time, financial statements reflecting Tenant's current financial condition.

         41.     RIGHT OF FIRST REFUSAL/OPTION TO EXTEND

         41.1. Providing Tenant is not in default of any of the terms or conditions of this Lease at the time of exercise of the following option, Tenant will have the right of first refusal to lease newly vacated space ("ADDITIONAL PREMISES") in the Building at any time during the initial or any extended or renewal Term of this Lease, providing that Tenant shall exercise this option in a writing served upon Landlord within fourteen (14) days of receipt of Landlord's written notification to Tenant of available Additional Premises. Landlord shall provide that notice to Tenant as and when Additional Space becomes available. If Tenant's option is exercised, the Additional Premises shall be added to this Lease under the same terms and conditions contained in this Lease, with the exception that the Additional Premises shall be added and accepted by Tenant in its then present condition, "As Is" and without any requirement upon Landlord to repair or improve those Additional Premises, except that if this right is exercised during the initial Term of this Lease Landlord shall provide to Tenant a renovation/improvement allowance (in the same manner and under the same terms, conditions and requirements as provided in Article 4 hereof for renovations and improvements) as follows:

         Space Added to Lease
          During Lease Year                    Allowance
          -----------------                    ---------
                 1-5                  $15.00/sq. ft., reduced proportionately in proportion to reflect only the number of days remaining in the original Term of the Lease as they relate to the full nine year initial Lease Term

                 6                    $3.00/sq. ft.

                 7                    $2.00/sq. ft.
                 8-9                  No allowance provided

The addition of space to this Lease shall be effective as of the date when the Additional Premises are delivered to Tenant by Landlord, with completion of that work agreed to between Tenant and Landlord, including that provided for out of the foregoing allowances. Tenant shall promptly provide all information, documents, consents and approvals, and perform all work required of Tenant, in order to provide for the design, costing, governmental approval and completion of the renovation/improvement work, and the Additional Premises to this Lease, each as soon as reasonably possible under the circumstances.

         41.2. OPTION TO EXTEND. Tenant may extend the Term of this Lease for one (1), additional period of five (5) years, on the terms and conditions set forth herein except that Basic Rent during the extended term shall be $22.00/sq. ft. (without a change in the Base Year), by notifying the Landlord in writing not less than one hundred eighty (180) days prior to the then pending Expiration Date. It is a precondition to Tenant's right to exercise the foregoing option that, at the time of the exercise thereof and at all times thereafter prior to the effective date of the commencement of the extended Term, Tenant shall not be in material default under this Lease, nor shall there exist any condition which, with the giving of Notice, the passage of time, or both, would constitute such a material Default, unless that Default or other condition is fully cured on or before the commencement of the extended Term.

         42.     PARKING.

         Landlord hereby grants Tenant the right for its employees to use at all times wherein Tenant is not in default, ninety-three (93) reserved parking spaces in the Dearborn Atrium parking structure. Landlord, in its sole discretion, shall be entitled to replace, reassign and/or relocate such spaces within the parking structure, parking lot, or other lease parking areas controlled by the Landlord.

         43.     SIGNAGE.

         No sign and/or other display relative to Tenant or Tenant's business shall be displayed in and about the Demised Premises, Building, and/or the Development without the prior written consent of Landlord. Landlord shall, in its sole discretion, determine the size, type, character, aesthetic quality, and permissible location of any such sign and/or display, which determination may be changed by Landlord from time to time, subject to the limitations of this paragraph. The cost of any such sign and/or display shall be borne exclusively by Tenant, except if, Landlord unilaterally, without request by Tenant, requires a change to an existing sign and/or display to conform to a general standard being applied by Landlord to all other exterior signage upon the Building, in which event, Landlord shall pay the cost of replacing the former sign with a newly approved sign. Notwithstanding the foregoing, Tenant shall have the exclusive right to have its name placed on the exterior facade of the Building, in a location and manner approved by Landlord in its sole but reasonable discretion.

         (a) COMPLIANCE WITH LAW. Tenant's signage shall comply with all applicable laws. Landlord shall reasonably work, assist and cooperate with Tenant in all respects with the application and review process necessary for the approval of such signage as required by any governmental entity; provided that Tenant shall pay Landlord's reasonable costs and expenses associated therewith.

         (b) TENANT'S MAINTENANCE OF SIGN. Tenant shall maintain its sign in a good state of repair and save Landlord harmless from any loss, cost or damage as a result of the erection, maintenance, existence or removal of the same and shall repair any damage which may have been caused by the erection, existence, maintenance or removal of such sign. Upon vacating the Demises Premises, Tenant shall remove all signs and exterior displays and repair all damage caused by that removal.

The foregoing exclusive building exterior signage right shall not restrict Landlord from erecting a monument sign on the Development grounds, upon which one or more Tenants names may appear at Landlord's discretion. However, that monument sign shall not obscure the visibility of Tenant's Building sign.

         44.     ARBITRATION

         44.1. Any controversy or claim between the parties hereto arising out of or relating to an assertion of an Event of Default or disputes relating to construction or reasonable evidence under this Lease, or any other dispute or claim which by the explicit terms of this Lease is to be resolved by Arbitration, shall (i.e., must) be submitted to binding arbitration before a single arbitrator (unless the parties hereto otherwise consent in writing to three arbitrators) conducted in accordance with the arbitration rules of the American Arbitration Association ("AAA") as in existence at the time any such arbitration is commenced, provided, however, that nothing contained herein shall be construed as approving, authorizing or allowing arbitration for any other matters and/or disputes arising under this.

         44.2. The provisions of this Section shall be construed as independent of any other covenant or provision of this Lease; provided, however, that if a court of competent jurisdiction or property appointed arbitrator determines that any such provision is invalid or unenforceable in any respect, such court or arbitrators shall modify or interpret such provision to the minimum extent necessary to comply with applicable law and public policy. Notwithstanding any provision of this Lease relating to the governing Law of this Lease, all issues relating to arbitrability or the enforcement of the agreement to arbitrate contained herein shall be governed by the Laws of the State of Michigan, without reference to the principles of comity or conflicts of Laws.

         44.3. Judgment upon an arbitration award may be entered in any court having competent jurisdiction, and shall be binding, final, and non-appealable. Landlord and Tenant hereby waive to the fullest extent permitted by law, any right to or claim for punitive or exemplary damages against the other, and agree that in the event of a dispute between them, each shall be limited to the recovery of any actual, and incidental damages sustained, along with reasonable attorneys fees or court costs incurred in connection with any arbitration or litigation related thereto and cost and expenses of investigation.

         44.4. Upon initiation but prior to commencement of any arbitration proceeding, Landlord or Tenant may, at their respective option, elect to have the arbitrator conduct, in a separate proceeding prior to the actual arbitration, a preliminary hearing, at which hearing testimony and other evidence may be presented and briefs may be submitted, including, without limitation, a brief setting forth the then applicable statutory or common law methods of measuring damages in respect of the controversy or claim being arbitrated.

         44.5. The arbitration provisions contained this Lease shall be deemed to be self-executing. Arbitration shall take place in the City of Southfield, State of Michigan, unless otherwise agreed to in writing in each specific instance by Landlord and Tenant.

         44.6. Neither the termination of this Lease, nor the exercise of any other right or remedy by a party hereto, shall terminate the right of either party hereto to commence arbitration or, if permitted pursuant to the terms of this Lease, litigation.

         44.7. Notwithstanding anything contained herein to the contrary, either party shall have the right to seek specific enforcement or an injunction from a court of competent jurisdiction during the pendency of any arbitration proceedings with regard to the actions of the other party which are the subject matter at issue in connection with such proceedings.

         44.8. Each of the parties hereto hereby irrevocably (i) agrees that any suit, action or other legal proceeding against any of them arising with respect to this Lease shall be brought in the courts of the United States within the State of Michigan (Eastern District, Southern Division) or (if a basis of federal jurisdiction does not exist) the Wayne County, Michigan Circuit Court or applicable District Court having jurisdiction under the circumstances; and (ii) waives any and all objections any of them might otherwise now or hereafter have to the laying of the venue of any such suit, action or proceeding in any of the courts referred to in this Section or to service of any writ, summons or other legal process in accordance with any of the provisions therefor set forth referred to in this Section.

         45.      TENANT'S ENVIRONMENTAL OBLIGATIONS

         Except as shall exist upon the Commencement Date, or be caused by Landlord or as shall migrate from a point source property other than the Demised Premises, Tenant shall not cause or permit (with the exception of any such substances may have been upon the Demised Premises when delivered to Tenant by Landlord, other than as placed there by or at the instruction of Tenant or its contractors or agents) any hazardous substances to be upon, about, or a part of, the Demised Premises. Tenant shall, at its sole cost and expense, promptly take all actions to comply fully with all present and future federal, state, or local laws, ordinances, regulations, or governmental policies concerning hazardous material (whether directed to Landlord or Tenant, or both), and all actions to enable Tenant or Landlord to use and lease the Demised Premises free of hazardous substances, in each case to the extent that such hazardous substance was caused or permitted by Tenant to be there ("CORRECTIVE ACTIONS"). Corrective Actions include, without limitation the investigation of the environmental condition, the preparation and delivery of any notices, studies, or reports, and the performance of any cleanup, disposal, removal, remedial, or restoration work. When any Corrective Actions affect the condition of any area in the Demised Premises, even in the absence of hazardous substances, Tenant shall, at Tenant's sole cost and expense, take the further action of putting the affected area in a condition (without hazardous substances) that is as good as or better than the condition the area was in or required to be in before taking any Corrective Actions, whichever is better in Landlord's opinion, despite any lower standard allowable under any regulations, or applicable federal, state, or local laws, ordinances, or governmental policies. Tenant shall obtain Landlord's written consent before taking any actions, which consent Landlord shall not unreasonably withhold or delay. In the event of any communication between Tenant and any governmental authorities concerning hazardous substances upon, about, as a part of, above, or beneath the Demised Premises, Tenant shall promptly send Landlord copies of all such notices and correspondence and promptly inform Landlord fully of all other such communications. The foregoing restrictions shall not forbid Tenant's use or storage of customary cleaning, copying and other agents in quantities customary to office use, so long as that use and storage conforms to the requirements of applicable law. Tenant shall indemnify Landlord against, hold Landlord harmless from, and reimburse Landlord for, any and all claims, losses, damages, costs, and expenses, including, without limitation, reasonable attorneys' fees, court costs (whether at trial or appeal, in arbitration, or otherwise) and the costs and expenses of investigation (collectively, "LIABILITY" or "LIABILITIES", as appropriate), incurred by Landlord and which arise out of or in connection with any or failure by Tenant to perform any covenant or agreement of Tenant contained in this Section. Tenant's obligations hereunder shall survive any termination of the Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth in Section 1 (a).

WITNESS:

                                     DEARBORN ATRIUM ASSOCIATES LIMITED
                                     PARTNERSHIP, a Michigan limited partnership

                                     By:  DEARBORN PARTNERS, a Michigan co-
                                     partnership is General Partner
    Jacklyn L. Bisogni               By:             [sig.]
-------------------------            ------------------------------------------
    Jacklyn L. Bisogni               Its:       Managing Partner
                                     ------------------------------------------
       Anna M. Betts                              "LANDLORD"
-------------------------
       Anna M. Betts



                                     NATIONAL TECH TEAM, INC., a Delaware corporation

        [sig.]                       By:            [sig.]
-------------------------            ------------------------------------------
        [sig.]                       Its:    Cheif Financial Officer
-------------------------            ------------------------------------------
                                                   "TENANT"



                                   EXHIBIT A

                               LEGAL DESCRIPTION

Lots 68 thru 72 & Lots 95 thru 99, inclusive of "Detroit Arsenal Ground" subdivision, T2S, RIOE, City of Dearborn, Wayne County, Michigan, according to the plot thereof as recorded in Volume "B" of Private Plots, Wayne County Records.

                                   EXHIBIT B

                                   EXHIBIT C

                               BUILDING STANDARDS

                         DEARBORN ATRIUM OFFICE CENTER

By Landlord's Contractor:

         The following work shall be performed by Landlord's Contractor pursuant to plans and specifications (the "APPROVED PLANS") which shall be mutually agreed upon by both Landlord and Tenant. The parties shall have a period of fifteen (15) days after the execution of the Lease in which to agree upon the Approved Plans. However, if they cannot do so within that period, the Lease shall not terminate, but the Anticipated Commencement Date shall be extended for a period equal to the number of days beyond that initial fifteen
(15) day period before the Approved Plans are in fact approved by both parties. If the parties shall fail to agree upon the Approved Plans on or before December 31, 1996, this Lease shall thereafter be terminable by either Landlord or Tenant upon no less than five (5) days prior written notice to the other.

1.       General Conditions

         1.1.    Standard Allowances:

                 The standard allowances as outlined below are maximum limits to be provided at no cost to the Tenant, for the area of 35,006 square feet contained in Suites 160 and 200, subject to the limitations set forth in Section 4.2 of the Lease.

2.       Standard Work Performed by Landlord at Landlord's Cost:

         2.1.    Partitions and Wall Finishes:

                 Office partitions will be constructed of 5/8" drywall each side of 3 5/8" - 25 ga. Metal studs, unless otherwise noted on the Approved Plans, with one (1) coat primer and two (2) coats flat latex paint.

3.       Interior Doors and Hardware

         Solid core oak doors, 3' x 9', stained finish in hollow metal frames, painted with Building Standard latch sets. One (1) suite entry door to be provided by Landlord as shown on Approved Plans.

4.       Floor Covering and Base:

         Landlord will furnish from landlord's sample board a carpet of commercial quality, at a cost allowance of $15.00-$17.00 per square yard installed, including a 4" straight vinyl base.

5.       Electrical:

         Wall receptacles - in accordance with the Approved Plans; Switches - in accordance with the Approved Plans; Telephone outlets - in accordance with the Approved Plans; Electrical outlets shall be 110 volt, standard.

6.       Lighting:

         Standard recessed 2' x 4', fluorescent lamp fixture to provide average of 70 foot candles to work area, one (1) Lithonia fixture 2GT-44O-A12.

7. 2 x 4 lay-in ceiling - 9' O" high grid to be white painted metal. Tile to be non-directional fissured numeral tile.

8.       HVAC System:

         Landlord will provide leased premises with Building Standards heating and air conditioning so that the temperature does not exceed 78 degrees with 55 percent relative humidity in the summer time and is not lower than 65 degrees in the winter time, in the times specified in the Lease. If special Tenant equipment requires modification of HVAC capacities, Tenant will be responsible for additional HVAC to maintain above standards.

9.       Window Coverings:

         The Landlord shall be responsible for repairing, replacing as necessary and cleaning the existing mini-blinds.

10.      Suite Signage:

         Entrances will be signed by Landlord with Building Standard type faces and mounted heights.

11.      Keys:

         The Tenant will comply with Landlord's keying system to be furnished by Landlord.

12.      Sprinkler Heads:

         The Landlord will furnish sprinkler heads as required by the municipality, based on the approved floor plans within the Approved Plans.

13.      Design Services:

         Tenant shall utilize the services of Landlord's designer for the preparation of the necessary Tenant layout, Approved Plans and working drawings.

14.      Tenant Work Above Building Standards:

         If the Approved Plans approved by Tenant includes items of work above the Building Standard allowances as outlined above, such Approved Plans will be submitted by Landlord to the General Contractor for the determination of cost of such items of work.

         After the approval by Tenant of such above Building Standard costs, Tenant will pay as follows:

                 At time of approval of cost;
                 When work is 50% completed;
                 Upon completion.

         If there are any changes requested by Tenant after completion, Tenant will be responsible for all architectural and engineering costs and related design expenses resulting from such changes. No such changes will be made without prior written approval of Landlord. Landlord will respond within fifteen (15) days.

         Landlord will not be responsible for delay in occupancy by Tenant because of changes to plans after approval and sign-off by Tenant.

15. In the event the Tenant chooses wall finish, floor finish or base that is other than those identified above, the allowances and cost established by the Landlord shall remain in force, but such changes shall first be approved by all parties to this Lease and if the finish of the Demises Premises is delayed by such selections by the Tenant, the Landlord shall not be responsible for the completion of the Demised Premises as to the occupancy and completion date. All finishes must be noted on the Approved Plans. Tenant may substitute for Building Standard allowance as long as the price per unit of any like substitution is not greater than that of the Building Standard.

16. On all existing space contained in suites 100, 145, 175, 185, 195 and 295, containing 19,853 square feet, a renovation allowance will be given as provided in Section 4.1 of the Lease.

17. The allowances given to Tenant under this Lease shall not be available for personal property (including without limitation furnishings, cables and similar items). However, Landlord acknowledges that Tenant has certain unique requirements which are peculiar to and necessary for Tenant's business, particularly in the number of telephone and cable outlets. In applying the allowances, therefore, Landlord shall reasonably accommodate those unique requirements which exceed or do not specifically come within the Building Standards (subject, nevertheless, to a maximum overall expenditure by Landlord as provided within each such allowance).

                     APPROVED BY TENANT:           [sig.]
                                        ----------------------------------
                                           Chief Financial Officer

                                   EXHIBIT D

                         BUILDING RULES AND REGULATIONS

Attached to and made a part of Lease dated November 18, 1996, between DEARBORN ATRIUM ASSOCIATES LIMITED PARTNERSHIP ("LANDLORD") and NATIONAL TECH TEAM, INC. ("TENANT").

Tenant agrees for itself, its employees, agents, clients, customers, invitees, and guests to comply fully with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make for the Building:

(a) Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible form the public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing, which approval shall not be unreasonably withheld. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Building.

(b) Tenant shall not use the name of the Building for any purpose other than that of the business address of Tenant, and shall not use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.

(c) Tenant shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in or about the Building, nor shall Tenant place objects against glass partitions, doors or windows which would be unsightly from the Building's corridors, or from the exterior of the Building.

(d) No animals or pets or bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises.

(e) Tenant shall not make excessive noise, cause disturbances or vibrations, or use or operate any musical, electrical or electronic devices or other devices that emit loud sounds or air waves which may disturb or annoy other tenants or occupants of the Building.

(f) Tenant shall not make any room-to-room canvas to solicit business from other tenants of the Building and shall cooperate to prevent the same.

(g) Tenant shall not create any odors which may be offensive to other tenants of the Building.

(h) Tenant shall not waste electricity, water or air-conditioning and shall cooperate fully with Landlord to assure the most efficient operation of the Building's hearing and air-conditioning. Tenant shall not adjust the controls other than room thermostats installed for Tenant's use. Tenant shall not tie, wedge or otherwise fasten open any water faucet or outlet. Tenant shall keep all corridor doors closed.

(i) No additional locks or similar devices shall be attached to any door and no locks shall be changed except by Landlord. Upon termination of this Lease or of Tenant's possession of the Premises, Tenant shall surrender all keys for door locks and other locks in or about the Premises and shall make known to Landlord the combinations of all locks, safes, cabinets and vaults which are not removed by Tenant.

(j) Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured.

(k) Tenant shall not install or operate any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises.

(l) Tenant shall not employ any person or perform any cleaning, repairing, janitorial, decorating, painting, or other services or work in or about the Premises, except with the approval of Landlord, which approval shall not be reasonably withheld.

(m) Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants, and shall not use more than such safe capacity.

         Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

(n) Tenant shall no overload any floor and shall not install any heavy objects, safes, business machines, files, or other equipment without having received Landlord's prior written consent as to size, maximum weight, routing, and location thereof. Safes, furniture, equipment, machines, and other large or bulky articles shall be brought through the Building and into and out of the Premises at such times and in such manner as the Landlord shall direct (including the designation of elevator) and at Tenant's sole risk and responsibility. Prior to Tenant's removal of any such articles from the Building, Tenant shall obtain written authorization therefor at the office of the Building and shall present such writing to a designated employee of Landlord.

(o) Tenant shall not bring into the Building or Premises inflammables such as gasoline, kerosene, naphtha and benzine, or explosives or any other articles of an intrinsically dangerous nature. Tenant shall not in any manner deface or damage the Building.

(P) Movement in or out of the Building of furniture of office equipment, or dispatch or receipt by Tenant of any merchandise or materials other than hand-delivered packages, which requires the use of elevators or stairways or movement through the Building entrances or lobby, shall be restricted to the hours designated by Landlord and in a manner to be agreed upon between Tenant and Landlord by prearrangement before performance. Tenant assumes all risk of damage to any and all articles so moved, as well as injury to any person or property in such movement, and hereby agrees to indemnify Landlord against any loss resulting therefrom.

(q) Landlord shall not be responsible for any lost or stolen property, equipment, money or jewelry from the leased Premises or the public areas of the Building regardless of whether such loss occurs when the leased Premises are locked or not.

(r) No food shall be prepared or cooked in the Demised Premises, and the Premises shall not be used for housing, lodging, sleeping or for any immoral or illegal purpose. Nothing contained in this clause, however, shall be construed to prohibit Tenant's operation of an employee coffee lounge facility in the Demised Premises, wherein a microwave oven may be used. Further, Tenant shall not install or operate and/or permit to be installed or operated, in the Demised Premises, any vending machine of any kind whatsoever.

(S) The work of a janitor or cleaning personnel shall not be hindered by Tenant after 5:30 p.m. and the windows may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to Landlord in discharging its obligations regarding cleaning services.

(t) Tenant will refer all contractors and installation technicians rendering any services for Tenant to Landlord for supervision and approval before performance of any services. Tenant will not permit any mechanic's liens to be placed against the Demised Premises and any contract Tenant enters into for work to be performed on the Premises will contain a waiver of mechanic's liens.

(u) Landlord shall designate, in its absolute discretion, the normal business hours for the Building during which time the entrances to the Building shall be unlocked. At all other times the entrances to the Building shall be locked and Tenant shall not unlock or prop open any entrance to the Building during any such time that the Landlord has locked same.

(v) At all times that the Building has been locked, Tenant shall personally open the door to allow its invited guests access to the Building and upon such entrance Tenant shall personally escort such guests to and from the Premises.

(w) Tenant agrees for itself, is employees, agents, clients, customers, invitees and guests to not allow rollerblading, rollerskating, and skateboarding on the Building premises.

Tenant shall be responsible for the observance of all of the foregoing rules and regulations by Tenant's employees, agents, clients, customers, invitees and guests.

                                   EXHIBIT E

                              JANITORIAL SERVICES

DAILY SERVICES (Five times per week)

1.       Empty waste baskets.
2.       Empty and clean ash trays, including ones in public areas.
3.       Dust desk tops which are clear of working papers.
         3.1.    Dust reasonably accessible high areas and blinds.
4.       Sweep or vacuum entire floor area - public and private.
5.       Toilet rooms:
         5.1.    Empty all waste receptacles.
         5.2.    Sweep and wet mop floors.
         5.3. Clean and disinfect all fixtures and clean mirrors and shelves.
6.       Clean and disinfect drinking fountains and water coolers.
7.       Damp mop public vending areas.  Damp wipe vending machines.
WEEKLY SERVICES:
1.       Damp mop floors, stairways, lobbies and corridors.
2.       Machine buff reception area, lunchroom and aisles.
3. Dust tops of file cabinets, ledges and baseboards, and heat conductors.
4. Wash and disinfect all ceramic tile; toilet partitioning, fixtures and waste receptacles in toilet rooms. Refill deodorant containers.
5. Removes smudges and scuff marks from all painted surfaces and glass office partitions wherever possible - public and private areas.
         Spot clean hall carpeting.
6.       Police parking areas for rubbish and trash.
MONTHLY SERVICES:
1.       Strip, wax and polish floor in reception area, lunchroom and aisles.
2.       Wash entrance door glass and all glass in office partitions.
3.       Wash outside and inside building entry mats.
QUARTERLY SERVICES:
1.       Strip and rewax entire floor area with wax or floor treatment.
2. Wash first floor windows. (Upper floor windows shall be washed at six month intervals)

                                   EXHIBIT F

                            EXCLUSIONS FROM EXPENSES

Expenses shall specifically exclude the following items:

(i) Expenses for amortization of any capital improvement which is erected or installed for the use or benefit of a specific existing or prospective tenant of the Development. Amortization expenses that are included in operating expenses shall be reasonably determined by Landlord in accordance with Generally Accepted Accounting Principles.

(ii) Expenses for painting, tenant improvements, redecorating, altering or other special work, materials or services which Landlord performs with respect to premises demised to other tenants in the Development or provides specifically for any other tenant, or for which Landlord receives direct reimbursement from another tenant.

(iii) Costs and expenses for repairs, replacement or other work occasioned by a fire, windstorm or other casualty in excess of $5,000, which sum represents Landlord's insurance deductible.

(iv) Costs and expenses arising in connection with any claim covered by an insurance policy maintained or required to be maintained by Landlord hereunder in excess of $5,000.00, which sum represents Landlord's insurance deductible.

(v) Expenses incurred directly in procuring new tenants and retaining and relocating existing tenants, including without limitation brokerage commissions and expenses, legal, architectural, engineering and other professional fees, advertising expenses and marketing expenses.

(vi) Principal, interest and/or prepayment charges of any kind paid or payable with respect to any mortgage or obligation in the nature of a mortgage.

(vii) All costs and expenses incurred in connection with any financing or refinancing transaction.

(viii) All transaction costs associated with any sale or transfer of the Landlord's interests.

(ix) Land rent or ground lease payments and costs and expenses related thereto.

(x) Interest or penalty of any kind incurred as a result of any late payment by Landlord, provided that the late payment is not occasioned by a corresponding late payment or other default in payment or performance by Tenant.

(xi) Property management fees in excess of five percent (5%) of all rental and other charges payable by tenants in the Development.

(xii) Wages, salaries, benefits and other expenses of employing any person over the rank of property manager or substantially equivalent title.

(xiii) Costs and expenses resulting from actual or alleged violation by Landlord of the terms of any lease of space in the Development or of any ground or underlying lease or mortgage, or of any law, rule or regulation, of any governmental authority having jurisdiction over the Development, except laws, rules or regulations adopted or first having effect as a practical matter subsequent to the Commencement Date, but only to the extent that they require physical changes to any portion or all of the Development or changes in the current manner of operating the Development in order to effect compliance (but there shall not be included in any Common Area Expenses the cost of remediation of any environmental condition which exists on or with respect to the Development on or before the Commencement Date, or caused by Landlord).

(xiv) Any costs incurred to affiliates of Landlord, except to the extent such costs do not exceed the costs which would reasonably be incurred for comparable services, materials or products from unrelated third parties

(xv) Costs incurred for environmental remediation of conditions existing prior to the date of this Lease.

                                   EXHIBIT G

    SPECIAL LEASE PROVISIONS REQUIRED BY LANDLORD'S MORTGAGEE

     Tenant agrees not to look to the holder of any first mortgage on the Development (the "MORTGAGEE") as mortgagee, mortgagee in possession, or successor in title to the premises, for accountability for any security deposit required by the Landlord hereunder as security for the Tenant's performance of this Lease.

     Tenant agrees not to handle, store, or dispose of any hazardous or toxic waste or substance upon the property comprising any portion or all of the Development (for the purpose of this Exhibit G, the "PROPERTY") which are prohibited by any federal, state or local statute, ordinance or regulation. Tenant hereby covenants to indemnify and hold Landlord, its successors and assigns, harmless from any loss, damage, claims, costs, liability or cleanup costs arising out of Tenant's use, handling, storage or disposal of any such hazardous or toxic wastes or substances on the property.

     If Mortgagee or any other person acquires title to the Property pursuant to the exercise of any remedy provided for in the Mortgage, Tenant covenants and agrees to attorn to Mortgagee or such person as its new Landlord, and the Lease shall continue in full force and effect as a direct Lease between Tenant and Mortgagee or such other person upon all the terms, covenants, conditions and agreements set forth in the Lease. However, in no event shall Mortgagee or such person by (i) bound by any payment of rent or additional rent made by the Tenant to the Landlord for more than one (1) month in advance; or (ii) bound by any amendment or modification of the Lease adversely affecting the interest of Mortgagee made without the written consent of the Mortgagee; or (iii) liable for any act or omission of any prior Landlord (including Landlord); or (iv) liable for the return of any security deposit (unless any such security deposit has actually been received by Mortgagee); or (v) liable for any offsets, credits or other claims against rentals for any prior periods and/or against any other party or Landlord (including Landlord). Tenant agrees to execute all Tenant estoppel certificates and attornment agreement as Mortgagee shall require, provided that Tenant is given a non-disturbance and attornment agreement by the mortgagee which is consistent with the provisions of the Lease and reasonably satisfactory to Tenant.

     Until Tenant is notified in writing to the contrary by Mortgagee, all sums due under this Lease shall be paid to Mortgagee in accordance with any written instructions Tenant receives from Mortgagee.

     To the extent that the foregoing provisions are inconsistent with any other provisions of the Lease, the foregoing provisions shall govern and control.

                           LEASE COMMISSION AGREEMENT

     DEARBORN ATRIUM ASSOCIATES LIMITED PARTNERSHIP, a Michigan limited partnership ("LANDLORD"), NATIONAL TECH TEAM, INC., a Delaware corporation ("TENANT") and GRUBB & ELLIS, Inc., a Delaware corporation ("BROKER"), in consideration of the contemporaneous execution and delivery by each of a certain "LEASE" between Landlord and Tenant, for Suites 100, 145, 160, 185, 195, 200 and 295, located in the Dearborn Atrium Office Building, at 835 Mason, Dearborn, Michigan, hereby agree as follows:

     Landlord shall be responsible for payment of all amounts due to Broker in connection with the Lease, as provided under a Commission Agreement dated September 16, 1996, between Landlord and Broker, which shall be paid in twelve equal monthly installments (due on the first day of each month, with a 10 day grace period), without interest, beginning on the Commencement Date, but to be paid in full on or before December 31, 1997. However, in the event that Landlord fails to make any payment under the Commission Agreement within 10 days after first due thereunder, and upon a further 10 days prior written notice to Landlord by Tenant, Tenant may (but shall not be obligated to) make any such payment to Broker and, in that event, the full amount of any such payment may, at Tenant's option, be credited against and deducted from the next payments of Basic Rental, Additional Rental or other charges otherwise payable by Tenant to Landlord under the Lease, or Tenant may instead make a demand for, and be immediately entitled to, full reimbursement thereof upon Landlord.

     This Agreement has been executed as of the 15th day of November, 1996.

                                DEARBORN ATRIUM ASSOCIATES LIMITED
                                PARTNERSHIP, a Michigan limited partnership
                                By: DEARBORN PARTNERS, a Michigan co-
                                partnership as General Partner

                                By:    [sig.]
                                   --------------------------------------------
                                Its:     Managing Partner
                                    -------------------------------------------
                                                  "LANDLORD"

                                NATIONAL TECH TEAM, INC., a Delaware corporation

                                By:    [sig.]
                                   --------------------------------------------
                                Its:     Chief Financial Officer
                                    -------------------------------------------
                                                  "TENANT"


                                GRUBB & ELLIS, INC., a Delaware corporation

                                By:    [sig.]
                                   --------------------------------------------
                                Its:     Sr. Vice President
                                    -------------------------------------------
                                                  "BROKER"